EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED MARCH 31, 2015

HAUPPAUGE, N.Y. - May 11, 2015 - Vicon Industries, Inc. (NYSE MKT: VII), a global producer of video management systems, today announced its financial results for the second quarter ended March 31, 2015.

Eric Fullerton, Vicon’s CEO said, “The Company has completed its second combined fiscal quarter since its merger with IQinVision on August 29, 2014. The Company’s financial results for the quarter were in line with its restructuring plan expectations for this historically slow seasonal period. Although revenues were up slightly compared with its first fiscal quarter, the Company posted a marked improvement in its order rate in the quarter. Business rebuilding and cost restructuring efforts are starting to gain traction and should ultimately translate to measurably improved results in upcoming periods.”

“Revenues outside of IQinVision assimilated business showed a significant improvement across both the Americas and EMEA market segments on the strength of product line enhancements and restructured company branding efforts. Although IQinVision branded camera business levels remained disappointing, channel rebuilding efforts are underway and are expected to be a sizable contributor to Company revenue growth. Vicon management continues to rebuild relationships in its key sales channels, realign its product offerings to shore up its base business and focus on growing market segments. As expected, second quarter results were impacted by certain restructuring charges that will impact the Company through the remainder of fiscal year 2015. The Company will continue to seek cost savings opportunities to help it better align its operating cost structure with near term business expectations.”

Mr. Fullerton concluded, “I’m pleased with the Company’s restructuring efforts achieved thus far and believe we are now in a much better position to execute on our longer term strategic vision. We appreciate the patience of our shareholders who supported this merger while we continue to rebuild for our future.”

Second Quarter Fiscal 2015 Financial Results

The financial results for the second quarter of fiscal 2015 include the results of operations for IQinVision, Inc. for the full quarter. In comparison, financial results for the second quarter of fiscal 2014 do not include IQinVision.

Revenues for the second quarter of fiscal 2015 increased 46% to $10.3 million as compared to $7.0 million in the second quarter of fiscal 2014. Sales of IQinVision products for the current quarter were $2.0 million. Vicon sales, exclusive of IQinVision, increased by $1.2 million, or 17%, for the period. The increase included an $899,000, or 20%, increase in sales in the Americas and a $303,000, or 12%, increase in sales in EMEA markets. Order intake for the current quarter increased $4.6 million to $11.6 million as compared to $7.0 million in the second quarter of fiscal 2014.

Gross profit margins for the second quarter of fiscal 2015 increased to 38.0% as compared to 37.1% in the second quarter of fiscal 2014. Operating expenses for the second quarter of fiscal 2015 increased $984,000 to $5.5 million compared to $4.5 million in the second quarter of fiscal 2014. The increase included current quarter IQinVision operating expenses of $711,000 and $224,000 of severance charges in connection with the Company's restructuring plan. Further restructuring charges are anticipated through the remainder of fiscal 2015 as planned initiatives are phased in.

Operating loss for the second quarter of fiscal 2015 was $1.6 million as compared to an operating loss of $1.9 million in the second quarter of fiscal 2014. Excluding non-recurring restructuring charges of $224,000, the Company would have reported an operating loss of $1.4 million for the second quarter of fiscal 2015. In addition, the Company's European subsidiary recorded a $140,000 non-operating foreign exchange loss related to certain U.S. dollar based liabilities.

On March 5, 2015, the Company closed on the sale of its Edgewood, New York headquarters facility, generating net cash proceeds of $3.3 million, and is now leasing a similar sized facility located in Hauppauge, New York.

Net loss for the second quarter of fiscal 2015 was $1.8 million, or $.19 per basic and diluted share, as compared to a net loss of $1.9 million, or $.43 per basic and diluted share, in the second quarter of fiscal 2014.

About Vicon

Vicon Industries, Inc. (NYSE MKT: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has principal offices in San Juan Capistrano, California and the United Kingdom. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to (i) our global restructuring plan expectations, (ii) our technology and market channel plans and (iii) our future cash flow and strategies. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to integrate the operations of Vicon and IQinVision successfully and in a timely manner; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE MKT requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 29, 2014. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net sales	$10,269,000	$7,037,000	$20,446,000	$15,146,000
Gross profit	3,905,000	2,608,000	7,676,000	5,617,000

Operating expenses:
Selling, general and administrative expense	4,085,000	3,181,000	8,383,000	6,449,000
Engineering and development expense	1,225,000	1,105,000	2,532,000	2,210,000
Restructuring charges	224,000	—	573,000	—
Merger related expense	—	264,000	—	424,000
Total operating expenses	5,534,000	4,550,000	11,488,000	9,083,000

Operating loss	(1,629,000)	(1,942,000)	(3,812,000)	(3,466,000)
Loss before income taxes	(1,770,000)	(1,937,000)	(3,951,000)	(3,457,000)
Income tax expense	—	8,000	—	16,000
Net loss	$(1,770,000)	$(1,945,000)	$(3,951,000)	$(3,473,000)

Loss per share:
Basic	$(.19)	$(.43)	$(.43)	$(.77)
Diluted	$(.19)	$(.43)	$(.43)	$(.77)

Shares used in computing loss per share:
Basic	9,154,000	4,504,000	9,127,000	4,504,000
Diluted	9,154,000	4,504,000	9,127,000	4,504,000